Exhibit 99.1

FOR IMMEDIATE RELEASE

NICHOLAS Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact:	Ralph Finkenbrink Sr. Vice President, CFO Ph # - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com

Nicholas Financial Reports

3rd Quarter Operating Results

February 2, 2010 – Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended December 31, 2009, net earnings, excluding change in fair value of interest rate swaps, increased 117% to $2,747,000 as compared to $1,267,000 for the three months ended December 31, 2008. Per share diluted net earnings, excluding change in fair value of interest rate swaps, increased 109% to $0.23 for the three months ended December 31, 2009 as compared to $0.11 for the three months ended December 31, 2008. See reconciliations of the non-GAAP measures on page 2. Revenue increased 8% to $14,365,000 for the three months ended December 31, 2009 as compared to $13,254,000 for the three months ended December 31, 2008.

For the nine months ended December 31, 2009, net earnings, excluding change in fair value of interest rate swaps, increased 97% to $7,114,000 as compared to $3,616,000 for the nine months ended December 31, 2008. Per share diluted net earnings, excluding change in fair value of interest rate swaps, increased 91% to $0.61 for the nine months ended December 31, 2009 as compared to $0.32 for the nine months ended December 31, 2008. See reconciliations of the non-GAAP measures on page 2. Revenue increased 6% to $42,216,000 for the nine months ended December 31, 2009 as compared to $39,878,000 for the nine months ended December 31, 2008.

According to Peter L. Vosotas, Chairman and CEO, “We are pleased with our third quarter results. These results were favorably impacted by an increase in revenues of 8%, a reduction in the net charge-off rate of 25% and a 20% reduction in the cost of borrowed funds. During the third quarter we opened our 50th branch location in Gastonia, North Carolina. We expect to open a second branch location in Nashville, Tennessee and a branch location in Grand Rapids, Michigan, during our fourth quarter ending March 31, 2010. The Company continues to evaluate additional markets for future branch locations, and subject to market conditions, could open additional branch locations during the year. The Company remains open to acquisitions should an opportunity present itself,” added Vosotas.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 50 branch locations in both the Southeastern and the Midwestern States. The Company has approximately 11,717,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2009. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

This press release contains disclosures of non-GAAP financial measures including: net earnings, excluding changes in fair value of interest rate swaps and per share diluted net earnings, excluding changes in fair value of interest rate swaps. These measures utilize the GAAP terms “net income” and “diluted earnings per share” and adjust the GAAP terms to exclude the effect of mark-to-market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps. Management believes this presentation provides additional and meaningful measures for the assessment of the Company’s ongoing results and performance. Because the Company has historically reported changes in fair value of interest rate swaps through other comprehensive income under hedge accounting, management believes that the inclusion of this non-GAAP measure provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management recognizes that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

Nicholas Financial, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

The following tables include reconciliations of GAAP reported net income to the non-GAAP measure, net earnings, excluding changes in fair value of interest rate swaps as well as GAAP reported diluted earnings per share to the non-GAAP measure, per share diluted net earnings, excluding changes in fair value of interest rate swaps. The non-GAAP measures exclude the effect of mark-to-market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps.

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Net income, GAAP	$2,909,138	$234,905	$7,605,040	$2,584,441
Mark-to-market (gain) loss on interest rate swaps, net of tax expense (benefit) of $102,265, ($632,316), and $306,070, ($632,316), respectively	(162,236)	1,031,904	(490,813)	1,031,904

Net earnings, excluding changes in fair value of interest rate swaps (a)	$2,746,902	$1,266,809	$7,114,227	$3,616,345

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Diluted earnings per share, GAAP	$0.25	$0.02	$0.65	$0.23
Per diluted share mark-to-market (gain) loss on interest rate swaps	($0.02)	$0.09	($0.04)	$0.09

Per share diluted net earnings, excluding changes in fair value of interest rate swaps (a)	$0.23	$0.11	$0.61	$0.32

(adjusted for stock dividend)

(a)	Represents a non-GAAP financial measure. See information on non-GAAP financial measures above.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008

Revenue:
Interest and fee income on finance receivables	$14,354	$13,239	$42,166	$39,830
Sales	11	15	50	48

	14,365	13,254	42,216	39,878

Expenses:
Operating	5,787	5,374	17,422	16,815
Provision for credit losses	3,020	4,568	9,597	13,115
Interest expense	1,079	1,269	3,645	4,110
Change in fair value of interest rate swaps	(265)	1,664	(797)	1,664

	9,621	12,875	29,867	35,704

Operating income before income taxes	4,744	379	12,349	4,174
Income tax expense	1,835	144	4,744	1,590

Net income	$2,909	$235	$7,605	$2,584

Earnings per share:
Basic (adjusted for stock dividend)	$0.25	$0.02	$0.67	$0.23

Diluted (adjusted for stock dividend)	$0.25	$0.02	$0.65	$0.23

Weighted average shares	11,510,000	11,285,000	11,400,000	11,254,000

Weighted average shares and assumed dilution	11,725,000	11,416,000	11,617,000	11,405,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	December 31, 2009	March 31, 2009
Cash	$4,769	$1,733
Finance receivables, net	197,440	186,694

Other assets	10,329	9,355

Total assets	$212,538	$197,782

Line of credit	$110,370	$102,030

Other liabilities	8,183	10,734

Total liabilities	118,553	112,764

Shareholders’ equity	93,985	85,018

Total liabilities and shareholders’ equity	$212,538	$197,782

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Portfolio Summary	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Average finance receivables, net of unearned interest (1)	$226,321,020	$208,438,920	$221,581,423	$206,814,055

Average indebtedness (2)	$110,060,915	$104,109,909	$106,465,014	$103,705,519

Interest and fee income on finance receivables (3)	$14,354,022	$13,239,373	$42,166,002	$39,830,500
Interest expense	1,079,044	1,268,669	3,645,282	4,109,682

Net Interest and fee income on finance receivables	$13,274,978	$11,970,704	$38,520,720	$35,720,818

Weighted average contractual rate (4)	23.41%	23.90%	23.60%	24.17%

Average cost of borrowed funds (2)	3.92%	4.87%	4.57%	5.28%

Gross portfolio yield (5)	25.37%	25.41%	25.37%	25.68%
Interest expense as a percentage of average finance receivables, net of unearned interest	1.91%	2.43%	2.19%	2.65%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	5.34%	8.77%	5.77%	8.46%

Net portfolio yield (5)	18.12%	14.21%	17.41%	14.57%
Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	10.12%	10.22%	10.38%	10.67%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	8.00%	3.99%	7.03%	3.90%

Write-off to liquidation (8)	11.27%	14.62%	11.07%	12.90%
Net charge-off percentage (9)	8.39%	11.15%	8.12%	10.27%

Note:  All three and nine month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.

(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $55,000 and $48,000 during the three-month periods ended December 31, 2009 and 2008 and $164,000 and $259,000 during the nine-month periods ended December 31, 2009 and 2008, respectively.

(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as the beginning receivable balance, plus current period purchases, minus voids and refinances, minus the ending receivable balance.

(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts purchased by the Company and its direct loan program:

	December 31,
	2009		2008
Contracts
Gross balance outstanding	$310,682,358		$283,571,200

Delinquencies

30 to 59 days	$11,437,840	3.68%	$12,454,035	4.39%
60 to 89 days	3,810,954	1.23%	5,022,847	1.78%
90 + days	1,819,393	0.59%	1,777,122	0.62%

Total delinquencies	$17,068,187	5.50%	$19,254,004	6.79%

Direct Loans
Gross balance outstanding	$5,599,857		$7,894,781

Delinquencies

30 to 59 days	$141,300	2.52%	$234,606	2.97%
60 to 89 days	83,097	1.48%	124,840	1.58%
90 + days	44,320	0.79%	97,807	1.24%

Total delinquencies	$268,717	4.79%	$457,253	5.79%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended December 31,		Nine months ended December 31,
	2009	2008	2009	2008
Purchases	$26,227,449	$21,725,431	$87,579,696	$82,712,700
Weighted APR	23.27%	23.73%	23.50%	24.05%
Average discount	9.08%	9.23%	9.07%	9.03%
Weighted average term (months)	48	49	48	48
Average loan	$9,486	$9,377	$9,465	$9,455
Number of contracts	2,765	2,317	9,253	8,748

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